Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement of Wilson-Davis & Co., Inc. on Amendment No. 1 to Form S-4 of our report dated August 29, 2022, with respect to our audits of the financial statements of Wilson-Davis & Co., Inc. as of and for the fiscal years ended June 30, 2022 and 2021.

We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.

/s/ Haynie & Company

Haynie & Company

Salt Lake City, Utah

June 22, 2023